UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020 (June 8, 2020)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 8, 2020, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as the Borrower, the Lenders (as defined therein), and Truist Bank, as Administrative Agent, Issuing Bank and Swingline Lender (“Administrative Agent”). The Credit Agreement replaced the Company’s prior credit agreement dated as of June 12, 2015 (as amended, the “Prior Credit Agreement”). Except as set forth below, the terms of the Credit Agreement are substantially similar to the terms of the Prior Credit Agreement.

The material changes to the Prior Credit Agreement are as follows:

●	The definition of “Aggregate Revolving Commitments” was revised to reflect an increase in the Company’s revolving credit facility from $500,000,000 to $1,000,000,000;

●	The definition of “Applicable Margin” was revised to adjust the per annum percentages in the table set forth therein;

●
The Credit Agreement was revised throughout to reflect the Company’s full repayment of the term loan under the Prior Credit Agreement and the deletion of Delayed Draw Term Loans (as defined in the Prior Credit Agreement);

●
A new provision was added that allows the Company to, under certain conditions, engage in acquisitions where the consummation of such an acquisition is not conditioned on the availability of, or on obtaining, third party financing;

●
Section 2.16 was expanded to add LIBOR succession provisions and definitions with respect thereto were added. The additional provisions allow the Company and Administrative Agent to amend the Credit Agreement to replace the current LIBOR-based interest rate upon the happening of certain events;

●
Section 2.23 was revised to reflect an increase in the aggregate principal amount of incremental term loans established under the Credit Agreement from $150,000,000 to $500,000,000 plus an unlimited amount so long as the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) is not greater than 3.00:1.00;

●	Section 7.5 was revised to provide for a $500,000,000 starter basket for permitted Restricted Payments (as defined in the Credit Agreement) by the Company;

●
Section 7.13 was revised to limit the negative covenant to certain prepayments, redemptions, repurchases or other acquisitions for value of any Permitted Subordinated Debt (as defined in the Credit Agreement) as opposed to the provision in the Prior Credit Agreement that applied this negative covenant to all Indebtedness (as defined in the Credit Agreement) other than certain notes that were previously outstanding; and

●
Sections 8.1(k) and 8.1(l) were amended to increase the default threshold amount with respect to an ERISA Event (as defined in the Credit Agreement) and any judgment or order for the payment of money, respectively, from $50,000,000 to $100,000,000; and

●	Certain defined terms were removed, added or revised to reflect, and in respect of, the foregoing changes.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 8, 2020, by and among Molina Healthcare, Inc., as the Borrower, Truist Bank, as Administrative Agent, Issuing Bank and Swingline Lender, and the Lenders party thereto.

104	Cover page information from Molina Healthcare, Inc.’s Current Report on Form 8-K filed on June 8, 2020 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 8, 2020	By:	/s/ Jeff D. Barlow
Jeff D. Barlow, Chief Legal Officer and Secretary